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                                                                     EXHIBIT 3.2





                                                                    FILED

                            CERTIFICATE OF AMENDMENT             OCT 12 1989
                                       OF
                          CERTIFICATE OF INCORPORATION        SECRETARY OF STATE
                                       OF
                                    CXR CORP.



     CXR Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

     FIRST: At a regular meeting of the Board of Directors held on July 27, 1989, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be considered by the sole stockholder of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the certificate of incorporation of the corporation shall be amended by amending Article FIRST so that said Article shall be and read in full as follows:

     "FIRST: The name of the Corporation is CXR Corporation."

     SECOND: Pursuant to the resolution of the Board of Directors, approval of the sole stockholder of the Corporation was obtained pursuant to written consent, dated October 11, 1989, in which the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, CXR Corp. has caused this Certificate to be signed by F. Jack Gorry, its President, and Kent M. Wilkins, its Secretary, this 11th day of October, 1989.

                                    By: /S/F. Jack Gorry
                                       ----------------------------------------
                                       F. Jack Gorry
                                       President



                                     Attest: /S/Kent M. Wilkins
                                            ------------------------------------
                                            Kent M. Wilkins
                                            Secretary